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                               ARTHUR ANDERSEN LLP

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated July 27, 1998 included in this form 10-K, into the Company's previously filed Registration Statement File Nos. 33-35760,
33-57615, 33-60837, 33-60071, 33-64383, 33-63715, 33-63717, 33-59002, 33-49212,
33-33245, 33-33244, 333-17987, 333-21101, 333-14167, 333-18385, and 333-41427.




Chicago, Illinois
September 24, 1998                            /s/ Arthur Andersen LLP
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                                                  Arthur Andersen LLP